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                                                                 Exhibit (p)(2)

                     BOSTON PARTNERS ASSET MANAGEMENT, L.P.
                     --------------------------------------

              POLICY STATEMENT ON PERSONAL SECURITIES TRANSACTIONS

Boston Partners Asset Management, L.P. ("BPAM") has built a reputation for integrity and professionalism among its clients. We value the confidence and trust those clients have placed in us and strive to protect that trust. This Policy Statement is our commitment to protecting our clients' trust by deterring and detecting the inappropriate handling of personal securities transactions.

A.    APPLICABILITY AND DEFINITIONS
      -----------------------------

The following definitions describe the individuals and securities to which this Policy Statement applies.

"Access Person" means:
 .    any general partner entity of BPAM;
 .    any employee or Limited Partner of BPAM (or of any company in a control relationship to BPAM)
 .    who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by BPAM on behalf of its clients, or
 .    whose functions relate to the making of any recommendations with respect to such purchases or sales; or
 .    any other individual designated by the Compliance Department; and
 .    any natural person in a control relationship to BPAM who obtains information concerning recommendations made to a client with regard to the purchase or sale of Covered Securities by BPAM on behalf of its clients.

In addition, any spouse, minor children and adult members of an Access Person's household, or any person or organization (such as an investment club) with whom an Access Person has a direct or indirect beneficial interest, or any trusts of which an Access Person is trustee or in which he/she has a beneficial interest are included in the definition of Access Person.

"Employee," for purposes of this Policy Statement only, means any individual working for or providing professional services on behalf of BPAM who have not been identified as an Access Person, unless exempted by the Compliance Department.

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In addition, any spouse, minor children and adult members of an Employee's household, or any person or organization (such as an investment club) with whom an Employee has a direct or indirect beneficial interest, or any trusts of which an Employee is trustee or in which he/she has a beneficial interest are included in the definition of Employee.

The Compliance Department will notify all individuals of their status as either an Access Person or an Employee on an annual basis as well as at the time of any job status change.

"Covered Security" shall include any type of equity or debt instrument, including any rights, warrants, derivatives, convertibles, options, puts, calls, straddles, shares of closed-end mutual funds or, in general, any interest or investment commonly known as a security.

Covered Security does not include shares of open-ended mutual funds, direct obligations of the US government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, which have a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization ("NRSRO").

B.   PRE-CLEARANCE
     -------------

The following provisions apply to both Access Persons and Employees:

     1.   Covered Securities Transactions
          -------------------------------
          Mandatory written pre-clearance prior to the execution of any transaction involving a Covered Security. See Section D1 for exemptions.

     2.   Initial Public Offering (IPO) Transactions
          ------------------------------------------
          Mandatory written pre-clearance prior to participation in an IPO. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     3.   Private Placement Transactions
          ------------------------------
          Mandatory written pre-clearance prior to the execution of any transaction involving a private placement. Approval is determined on a case-by-case basis; documentation supporting the decision rationale will be maintained on all requests.

     4.   Gifts
          -----
          Gifts do not need pre-clearance but must be reported on quarterly transaction statements.

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     5.   Approvals
          ---------
          Pre-clearance is valid only for the day of approval. If the trade is not executed on the approved date, the pre-clearance process must be repeated prior to execution on the day the transaction is to be effected.

          Derrick Belka, Beth Roenker, Mary Ann Iudice, Bill Kelly, or from time-to-time, their appointed designee, may approve Covered Security, IPO, and Private Placement transactions.

C.   PROHIBITIONS
     ------------

Unless otherwise noted, the following prohibitions apply to both Access Persons and Employees:

     1.   Ban on Short-Term Trading Profits
          ---------------------------------
          No profiting in the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 calendar days. "Equivalent" security means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to the subject security or similar securities with a value derived from the value of the subject security.

          Multiple purchases/sales of the same or equivalent security will be viewed as a "bundled" transaction and the 30-day rule will be applied as of the last transaction date.

          See Section D2 for exemptions. In addition, other exceptions may be permitted on a case-by-case basis when the circumstances of the situation strongly support an exemption; however, such exemptions may be withheld by BPAM in its sole discretion.

     2.   Black-Out Periods
          -----------------
          a. No purchase or sale of any Covered Security for which an open order currently exists.

          b. Access Persons are prohibited from purchasing or selling any Covered Security that is being actively considered for purchase or sale for client accounts. See Section D1 for exemptions.


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          c.   Access Persons are prohibited from purchasing or selling any
               Covered Security that is also held in client accounts within 7 calendar days before or after a "Client Transaction."

          d. "Client transaction" is defined as any trade across a multi-account product line whereby the Covered Security: 1) has been newly established, or 2) the percent holding has been increased or decreased, 3) or a new account is being funded and a significant position, as determined by Boston Partners, is being established.

               See Section D1 for exemptions.

    3.    Investment Activities
          ---------------------
          a. No offering of investment advice or managing any person's portfolio in which he/she does not have a beneficial interest without prior written approval.

          b. No participation in an investment club without prior written approval.


D.   EXEMPT TRANSACTIONS
     -------------------

     1. The following transactions are exempt from the Pre-Clearance provisions as defined in Section B1 and from the Black Out Period provisions as defined in Section C2.

          a. Purchases and sales involving a long position in a common stock or a closed end fund when:
                         i)  the market cap is in excess of $3 billion;  AND
                        ii)  the aggregate share amount across all beneficially
                             owned accounts is 1,000 shares or less over a
                             30-day period.

          b. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of an Access Person or Employee and a letter stating such is maintained in the file.

          c. Transactions, except for short transactions, by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where

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               BPAM is the contractual investment adviser or for or any account in which BPAM has a proprietary interest.

               Pre-clearance is not required for subsequent short sale transactions to increase or decrease established positions.

     2. The following transactions are exempt from the Ban on Short-Term Trading Profits as defined in Section C1:

          a. Covered Security transactions executed on a fully discretionary basis by a Registered Investment Adviser (other than BPAM) on behalf of an Access Person or Employee and a letter stating such is maintained in the file.

          b. Transactions by an Access Person acting as a portfolio manager for, or who has a beneficial interest in, an investment limited partnership or investment company where BPAM is the contractual investment adviser or for any account in which BPAM has a proprietary interest.

     3. The following transactions are exempt from all Pre-Clearance and Black Out Periods provisions:

          a. Purchases or sales effected in any account over which there is no direct or indirect influence or control;

          b. Purchases or sales that are non-volitional such as margin calls, stock splits, stock dividends, bond maturities, automatic dividend reinvestment plans, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

          c. Systematic investment plans provided the Compliance Department has been previously notified of the participation in the plan;

          d. Any acquisition of a Covered Security through the exercise of rights issued pro rata to all holders of the class, to the extent such rights were acquired in the issue (and not through the acquisition of transferable rights);


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       REPORTING REQUIREMENTS

I.     Reporting requirements shall consist of:

II.

       1.      Quarterly Transaction Reports
               -----------------------------
               All Access Persons and Employees must submit to Beth Roenker or her designee a report of every Gift, IPO, Private Placement, and Covered Security transaction in which they participated during the calendar quarter no later than 10 days after the end of that quarter.

               The report shall include the following:

               a. The name of the security, the date of the transaction, the interest rate and maturity (if applicable), the number of shares, and the principal amount of each Covered Security involved;

               b. The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

               c.   The price at which the transaction was effected;

               d. The name of the broker, dealer, or bank through which the transaction was effected;

               e. Factors relevant to a potential conflict of interest, including the existence of any substantial economic relationship between the transaction and securities held or to be acquired by an investment company, private account, or limited investment partnership managed by BPAM.

               f. With respect to any account established by an Access Person during the quarter, the name of the broker, dealer, or bank with whom the account was established;

               g.   The date the account was established; and

               h.   The date the report is submitted.


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2.   Confirmations and Statements
     ----------------------------
     All Access Persons and Employees must instruct their broker to submit copies of account statements and/or duplicate confirmation statements to:

                     Boston Partners Asset Management, L.P.
                     Compliance Department
                     P.O. Box 2188
                     Boston, MA 02106-2188

     Beth Roenker will supervise the review of all statements and/or transaction confirmations to ensure the required pre-approvals were obtained and to verify the accuracy of the information submitted in the quarterly reports.

3.   Initial Holdings Report
     -----------------------
     After March 1, 2000, all Access Persons shall disclose to Beth Roenker or her designee a listing of Covered Securities beneficially owned no later than 10 days after becoming an Access Person.

     The report shall include the following:

     a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

     b. The name of any broker, dealer, or bank with whom the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

     c.   The date the report is submitted.

     Beth Roenker or her designee will review all Initial Holdings Reports in an effort to monitor potential conflicts of interest.

4.   Annual Holdings Reporting
     -------------------------
     No later than January 30, 2001 and annually thereafter, Access Persons shall deliver to Beth Roenker or her designee a listing of all holdings beneficially owned that must be current as of a date no more than 30 days before the report is submitted.

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          The  report shall include the following:

          a. The name of the security, the number of shares, and the principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

          b. The name of any broker, dealer, or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          c.   The date the report is submitted.

          Beth Roenker or her designee will review all Annual Holdings Reports in an effort to understand the full nature of the Access Person's current holdings.

                        ANNUAL REVIEWS AND CERTIFICATIONS
                        ---------------------------------

BPAM will review the Policy Statement on Personal Securities Transactions annually and update any provisions and/or attachments, which the General Partner deems, require revision.

Upon employment, all Access Persons and Employees are required to:

     1. Provide to Beth Roenker or her designee copies of all applicable brokerage account statements and confirmations for their first month of employment with BPAM.

     2. Request brokers, dealers, and banks to direct duplicate copies of transaction confirmations as well as copies of periodic statements for all Covered Securities accounts to Boston Partners as designated in Section E2.

     3. Certify that they have read, understood, and will abide by all provisions contained in this Policy Statement.

     4. In addition, Access Persons are required to submit an Initial Holdings Report as defined in Section E3.

Annually, all Access Persons and Employees are required to:

     1. Certify they have read, understood, and have abided by all the provisions of this Policy Statement over the past year.




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     2.   In addition, Access Persons are required to submit an Annual Holdings
          Report as defined in Section E4.


G.   SANCTIONS
     ---------

Regardless of whether a government inquiry occurs, BPAM views seriously any violation of its Policy on Personal Securities Transitions. Disciplinary sanctions may be imposed on any person committing a violation, including, but not necessarily limited to, suspension or termination of trading privileges, censure, and suspension or termination of employment.

H.   FURTHER INFORMATION
     -------------------

If any Access Person or Employee has any questions with regard to the applicability of the provisions of this Policy Statement, generally or with regard to any securities transaction(s), (s)he should consult William J. Kelly, Mary Ann Iudice or Beth Roenker.


April, 2001